SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

June 29, 2003

INTERNATIONAL GAME TECHNOLOGY

(Exact name of registrant as specified in its charter)

Nevada	001-10684	88-0173041

(State or Other Jurisdiction of Formation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9295 Prototype Drive, Reno, Nevada 89521

(Address of principal executive offices) (Zip Code)

(775) 448-7777

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 99.1

Item 5. Other Events.

          On June 29, 2003, Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NWAC Corp., a Nevada corporation and wholly-owned subsidiary of Registrant (“Merger Sub”), and Acres Gaming Incorporated, a Nevada corporation (“Acres”).

          Pursuant to the Merger Agreement and subject to the terms and conditions thereof, Merger Sub will be merged with and into Acres which will be the surviving corporation and become a wholly-owned subsidiary of Registrant. Under the terms of the Merger Agreement, each stockholder of Acres will receive $11.50 in cash in exchange for the cancellation of each share of Acres common stock owned by such stockholder. A copy of the Merger Agreement is being filed as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

          Contemporaneously with the execution and delivery of the Merger Agreement, Registrant entered into a Voting Agreement (the “Voting Agreement”) with Floyd W. Glisson, the Chief Executive Officer of Acres. A copy of the Voting Agreement is attached to this report as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement.

          On June 30, 2003, Registrant and Acres issued a press release, a copy of which is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          The following exhibits are part of this current report on Form 8-K and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2003, by and among International Game Technology, NWAC Corp. and Acres Gaming Incorporated.

10.1	Voting Agreement, dated as of June 29, 2003, by and between International Game Technology and Floyd W. Glisson.

99.1	Press Release of International Game Technology issued on June 30, 2003.

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SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY
(Registrant)

Date: June 30, 2003	By:	/s/ Maureen Mullarkey

		Name:	Maureen Mullarkey
		Its:	Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

               Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2003, by and among International Game Technology, NWAC Corp. and Acres Gaming Incorporated.

10.1	Voting Agreement, dated as of June 29, 2003, by and between International Game Technology and Floyd W. Glisson.

99.1	Press Release of International Game Technology issued on June 30, 2003.

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